Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-1, of our report dated March 31, 2025, relating to the consolidated financial statements of Kartoon Studios, Inc. as of and for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ WithumSmith+Brown, PC

Whippany, New Jersey

November 19, 2025